UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                                 August 13, 2007

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                                                                                (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On August 14, 2007, Insituform Technologies, Inc. (the “Company”) issued a press release announcing the resignation of its President and Chief Executive Officer, Thomas S. Rooney, Jr., effective August 13, 2007.

The Company has entered into an agreement (the “Separation Agreement”) with Mr. Rooney that provides for certain separation benefits, including, among other things, an aggregate cash payment of $1,015,133 payable in (i) a lump sum payment of $676,755 on or prior to August 20, 2007 and (ii) additional payments in the aggregate amount of $338,378, payable in 12 equal monthly installments, beginning in September 2007 (together, the “Severance Payment”).

The Severance Payment will be paid by the Company in consideration of certain representations, warranties, covenants and agreements made by Mr. Rooney, including, but not limited to, covenants of confidentiality, non-solicitation and non-competition.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed above, effective August 13, 2007, Thomas S. Rooney, Jr. resigned his positions as President and Chief Executive Officer of the Company.  Mr. Rooney also resigned from the Company’s Board of Directors.  The Board of Directors named Alfred L. Woods its interim Chief Executive Officer, effective as of that date.

Mr. Woods has been a director of the Company since 1997 and has served as non-Executive Chairman of the Board since 2003.  He has spent 40 years in executive management and consulting, and is a director of Clutchmobile, Inc.

The Board on August 13, 2007 also appointed David F. Morris as Senior Vice President and Chief Administrative Officer and David A. Martin as Vice President and Chief Financial Officer.  Mr. Morris will retain his duties of General Counsel and Secretary.  Mr. Morris has been the Company’s Senior Vice President, General Counsel and Secretary since April 2007 and served as Vice President, General Counsel and Secretary since January 2005.  From March 1993 until January 2005, Mr. Morris was with the law firm of Thompson Coburn LLP, most recently as a partner in its corporate and securities practice area.  Mr. Morris also served as Senior Vice President, Associate General Counsel and Secretary of Unified Financial Services, Inc., a diversified financial services company, from December 1999 to March 2004.

Mr. Martin served as the Company’s Vice President and Controller since January 2006.  Prior thereto, Mr. Martin served as the Company’s Corporate Controller for two years, following two and one-half years as the Controller of the Company’s European operations.  Mr. Martin joined the Company in 1993 from BDO Seidman, LLP, where he was a senior accountant.

The Compensation Committee of the Board of Directors is currently considering compensation arrangements for Messrs. Woods, Morris and Martin.

The text of the press release dated August 14, 2007 announcing the resignation and appointments of executive officers is attached as Exhibit 99.1 hereto.

Item 8.01.                      Other Events.

On August 15, 2007, the Company held a conference call to discuss the above-referenced announcements.  A transcript of the conference call is attached as Exhibit 99.2 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Executive Separation Agreement and Release, dated August 13, 2007.
99.1	Press Release of Insituform Technologies, Inc., dated August 14, 2007, announcing resignation of President and Chief Executive Officer and appointments of executive officers.
99.2	Transcript of Insituform Technologies, Inc.’s August 15, 2007 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     INSITUFORM TECHNOLOGIES, INC.

By:   /s/ David F. Morris
    David F. Morris
Senior Vice President, General Counsel and
Chief Administrative Officer

Date:  August 17, 2007

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Executive Separation Agreement and Release, dated August 13, 2007.
99.1	Press Release of Insituform Technologies, Inc., dated August 14, 2007, announcing resignation of President and Chief Executive Officer and appointments of executive officers.
99.2	Transcript of Insituform Technologies, Inc.’s August 15, 2007 conference call.